Exhibit 99.1

FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS APPOINTS

LARRY A. DEPPE TO BOARD OF DIRECTORS

PROVO, UTAH, January 6, 2006 – Nature’s Sunshine Products Inc. (NASDAQ:NATRE), a leading manufacturer and marketer of encapsulated herbs and vitamins, today announced the appointment of Larry A. Deppe as an independent director and member of the Audit Committee.  Mr. Deppe, a CPA, who has over 35 years experience auditing and teaching accounting, is currently Associate Professor of Accounting in the School of Accountancy at Weber State University, Ogden, Utah.

“Nature’s Sunshine is fortunate to have a man of Larry Deppe’s broad practical and academic experience in accounting join our Board,” said Douglas Faggioli, President and CEO.  He has not only practiced accounting and lectured on the subject, but also has written numerous professional papers, principally on financial and managerial accounting and auditing.  As a member of our Audit Committee, his skills will prove highly valuable to our Company, and we are delighted to welcome him as a Director.”

Mr. Deppe holds both bachelors and masters degrees in accounting from Brigham Young University, as well as a Ph.D. in business administration from the University of Utah, where he majored in accounting and minored in financial economics and research tools, as well as quantitative methods.   His published papers have appeared in numerous Accounting journals, including the The Journal of Accountancy and The CPA Journal, and he has also contributed to four textbooks.  His areas of research interest include financial and managerial accounting and auditing.

Prior to embarking on an academic career, Mr. Deppe for eight years held various accounting posts with, Intermountain Health care, the Office of the Utah State Auditor, Christensen, Inc. and Arthur Young & Co., where he served as a Supervising Senior Accountant and conducted Office Training Sessions.  He has audited clients in the mining, retail, healthcare and financial services industries as well as state and municipal governments and higher education.  Active in professional affairs, Mr. Deppe served two four-year terms as Chair of the Utah State Board of Accountancy.  He was the first person from academia to serve on this board.  Mr. Deppe also has served a two-year term as Treasurer of the Utah Association of Certified Public Accountants, as well as several committees of the association and the Institute of Management Accountants.

About Nature’s Sunshine

Nature’s Sunshine Products manufactures and markets through direct sales encapsulated and tableted herbal products, high quality natural vitamins, and other complementary products. In addition to the United States, the Company has operations in Japan, Mexico, Central America, South Korea, Canada, Dominican Republic, Venezuela, Ecuador, Peru, the United Kingdom and Ireland, Colombia, Brazil, Thailand, Israel,

Singapore and Taiwan.  The Company also has exclusive distribution agreements with selected companies in Argentina, Australia, Chile, New Zealand, Norway, and the Russian Federation.

Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and product line growth, together with other statements that are not historical facts, are “forward-looking statements” as that term is defined under Federal Securities Laws.  “Forward-looking statements” are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from those set forth in such statements.  Such risks, uncertainties, and factors include, but are not limited to, foreign business risks, industry cyclicality, fluctuations in customer demand and order pattern, changes in pricing and general economic conditions, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.

Contact:
	Craig D. Huff	Steven S. Anreder
	Chief Financial Officer	Anreder & Co.
	Nature’s Sunshine Products, Inc.	10 East 40th Street, Suite 1308
	Provo, Utah 84605-9005	New York, NY 10016
	(801) 342-4370	(212) 532-3232